UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  July 29, 2009
(Date of earliest event reported)

CHRISTOPHER & BANKS CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number:   001-31390

Delaware	06-1195422
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2400 Xenium Lane North
Plymouth, Minnesota 55441
(Address of principal executive offices, including zip code)

(763) 551-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  Adoption of the Christopher & Banks Corporation 2009 Qualified Annual Incentive Plan

On July 29, 2009, at the 2009 Annual Meeting of Stockholders (the “Annual Meeting”) of Christopher & Banks Corporation (the “Company”), the Company’s stockholders adopted the Christopher & Banks Corporation 2009 Qualified Annual Incentive Plan (the “Plan”).  The Plan is designed to (1) attract, retain and reward highly qualified executives who are important to the Company’s success, (2) provide incentives relating directly to the financial performance and long-term growth of the Company and (3) authorize the issuance of performance awards which qualify as performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code.  The Plan is administered by the Compensation Committee of the Company’s Board of Directors.  The Company’s officers and other employees subject to Section 162(m) of the Internal Revenue Code or who report directly to the Company’s Chief Executive Officer are eligible to participate in the Plan.

Not later than 90 days after the beginning of the performance period, the Compensation Committee (1) designates all participants for that performance period; and (2) establishes the objective performance factors for each participant for that performance period on the basis of one or more of the criteria set forth in the Plan; provided that, with respect to such criteria, the outcome is substantially uncertain at the time the Compensation Committee actually establishes the goal.  The Compensation Committee has sole discretion to determine the applicable performance period, provided that in the case of a performance period of less than 12 months, in no event will a performance goal be considered to be pre-established if it is established after 25% of the performance period (as scheduled in good faith at the time the goal is established) has elapsed.  Individual awards will be based on attainment of various business criteria set forth in the Plan, as determined by the Compensation Committee, and include such criteria as net sales, revenue or comparable store sales growth, earnings per share, gross profits or margins, return on assets or capital, reductions in costs, cash flow and total expenditures.  For a complete list of the performance criteria, please refer to Section 4(b) of the Plan.  The maximum incentive amount that can be paid to any participant with respect to any one calendar year is $3,000,000.  Because the amounts to be received under the Plan can only be determined based on the future performance of the Company and the participants, it is not possible to determine the amount of incentives that will be received by participants under the Plan.

This summary of the Plan is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.  A more detailed summary of the Plan can be found in the Company’s Proxy Statement for the Annual Meeting filed with the Securities and Exchange Commission on June 12, 2009.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits:

	10.1	Christopher & Banks Corporation 2009 Qualified Annual Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHRISTOPHER & BANKS CORPORATION

By:	/s/ Rodney Carter
Rodney Carter Executive Vice President, Chief Financial Officer

Date: August 4, 2009

EXHIBIT INDEX

Exhibit Number	Description

10.1	Christopher & Banks Corporation 2009 Qualified Annual Incentive Plan